                             FIRST ADDENDUM TO LEASE


This Addendum to Lease is entered into on this 2nd day of June, 1994, between Landlord, ESKO PROPERTIES, INC., as successor in interest as Landlord to American National Bank And Trust Company Of Chicago As Trustee Under Trust Agreement Dated July 1, 1984 And Known As Trust NO. 62164, and Tenant, AMERICAN COLLOID COMPANY, A Delaware Corporation.

This Addendum is intended to modify the Lease dated September 29, 1986, between American National Bank And Trust Company Of Chicago As Trustee Under Trust Agreement Dated July 1, 1984 And Known As Trust NO. 62164 as LANDLORD, and TENANT referenced above ("the Lease"). If there is a conflict between the provisions in this Addendum and the provisions in the Lease, this Addendum shall be given precedence, to the extent of the conflict.

Tenant and Landlord have agreed that the Lease term is to be extended, the rent payable reduced, and other terms of the Lease modified or deleted. Therefore, LANDLORD and TENANT agree that COMMENCING JULY 1, 1994, the following changes to the Lease will be in full force and effect:

1.   EXTEND THE TERM OF THE LEASE

     The language in LINES 4 - 6 OF THE FIRST PARAGRAPH OF PARAGRAPH 1 OF THE LEASE shall be amended to reflect that the term of the lease shall be extended for an additional term of Three (3) Years and Four (4) Months, and therefore, the term of the Lease shall end on October 31, 2001.

     For purposes of clarification, The parties acknowledge that the Lease term commenced on January 1, 1987.

2.   DELETE OPTIONS TO EXTEND THE TERM OF THE LEASE

     The Landlord and Tenant have agreed that Tenant shall not have any options to extend the term of the Lease beyond the termination date of October 31, 2001. Therefore, Lease PARAGRAPHS 1(a) AND 1(b) shall be deleted in their entirety and be of no further force or effect.

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3.   AMEND THE BASE RENT AND RENTAL INCREASE PROVISIONS

     Landlord and Tenant have agreed that effective July 1, 1994 the Base Rent will be reduced to $13.50 per square foot and the Rental Increase provisions will be increased to 3% per annum. Therefore, LINES 1 THROUGH THE END OF THE FIRST SENTENCE ON LINE 13 OF THE FINAL PARAGRAPH OF LEASE PARAGRAPH 2 shall be deleted and replaced with the following language:

     "Effective July 1, 1994, and subject to rent adjustments, Tenant shall pay to Landlord an annual base rent of Three Hundred Forty-Three Thousand Nine Hundred Sixty-Six and 50/100 Dollars ($343,966.50), in twelve (12) monthly installments of Twenty-Eight Thousand Six Hundred Sixty-Three and 88/100 Dollars ($28,663,88). The Base Rent shall be increased in the amount of Three Percent (3%) on July 1, 1995 and each and every July 1 of each calendar year thereafter (said amount due pursuant to this increase shall be referred to herein as the Base Rent) during the term of this Lease."

4.   AMEND EXPENSE RECOVERY PROVISIONS

     Effective July 1, 1998, PAGE 5A of the Lease will be deleted in its entirety and be of no further force or effect.

     For the purposes of determining operating expense reimbursements due from Tenant for the 1998 calendar year, the limitations of Page 5A of the lease will be pro rated for one-half of the year, by application of the following formula:

     Landlord will calculate the amount of the operating expense reimbursement which would have been due (1) as if the provisions of Page 5A of the lease were in effect for the entire 1998 calendar year ("result #1), and (2) as if the provisions of Page 5A of the lease were NOT in effect for the entire 1998 calendar year ("result #2). Tenant's actual operating expense reimbursement due Landlord for the 1998 calendar year will be the amount determined under result #2, less one-half of the difference, if any, determined by subtracting the amount calculated in result #1 from the amount calculated in result #2.


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     and the amount calculated as result #2 was $120,000, then Tenant's actual operating expense liability for the 1998 calendar year would be $110,000,
     calculated as follows:   [$120,000 - (1/2 x ($120,000 - $100,000))], =
     $120,000 - $10,000, = $110,000.

5.   DELETE EXPANSION RIGHTS OF TENANT

     In consideration for Landlord's agreement to enter into this Lease Addendum the Tenant has agreed to eliminate its right of expansion from The Lease. Therefore, PARAGRAPH 10 of the Lease will be deleted from the Lease in its entirety and be of no further force or effect.

6.   DELETE TENANT'S RIGHT TO PROFIT UPON ASSIGNMENT OR SUBLEASE

     In consideration for Landlord's agreement to enter into this Lease Addendum the Tenant has agreed to eliminate from the Lease Tenant's entitlement to excess rent or other consideration upon an Assignment or Sublease of the premises. Therefore, EACH OF THE LAST PARAGRAPHS OF PARAGRAPH 37(e) AND PARAGRAPH 37(f) will be deleted from the Lease in their entirety and be of no further force or effect.

     Notwithstanding the above, Tenant shall be entitled to retain excess rent to the extent necessary to reimburse Tenant for actual costs, if any, paid to third parties for leasing commissions and tenant improvements related to the sublease or assignment of its premises.

     Nothing herein is intended to prohibit Tenant from exercising rights provided under the terms of the Lease to sublet or assign to a wholly owned subsidiary.

7.   DELETE TENANT'S RIGHT TO TERMINATE LEASE

     In consideration for Landlord's agreement to enter into this Lease Addendum the Tenant has agreed to eliminate its right to Terminate the Lease. Therefore, PARAGRAPH 38 of the Lease will be deleted from the Lease in its entirety and be of no further force or effect.


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

8.   TENANT IMPROVEMENT ALLOWANCE

     Provided that the Lease is in good standing and not in default, then no earlier than July 1, 1998, but no later than December 31, 1998, the Landlord will provide Tenant an Improvement Allowance, in an amount not to exceed One Hundred Twenty-Seven Thousand Three Hundred Ninety-Five Dollars ($127,395.00), to reimburse Tenant for (1) its actual costs incurred to carpet and repaint its premises, and (2) and other costs of Tenant reasonably associated therewith, including but not limited to the costs of moving or storing furniture ("Improvements"). The Improvement Allowance shall be payable to Tenant upon presentation to Landlord of paid receipts and final lien waivers from all Contractors and Sub-Contractors who have performed the Tenant Improvement work.

     Prior to commencement of Improvements, Tenant shall furnish Landlord with Certificates of Insurance from all Contractors performing or furnishing work or material insuring Landlord against any and all liability which may arise out of or be connected in any way with said Improvements.

     Tenant will use its best efforts to minimize inconvenience to other tenants in the building during construction of its Improvements and will coordinate the timing and manner of all construction with building management. Landlord may impose such conditions with respect thereto as Landlord deems appropriate.

9.   BROKERAGE

     Tenant and Landlord warrant to each other that they have had no dealings with any broker or agent in connection with this lease other than Grubb & Ellis Company, Rosemont, Illinois, and each covenants to pay, hold harmless and indemnify the other from and against any and all cost (including reasonable attorney's fees), expenses or liability for any compensation, commission and charges claimed by any other broker or agent with respect to this Addendum to Lease.


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

10.  RETURN OF SECURITY DEPOSIT

     Paragraph 36 of the Lease will be deleted in its entirety. The Letter of Credit referred to in Paragraph 36 of the Lease will be returned to Tenant and be of no further force or effect.

11.  AUTHORITY

     If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the By-Laws of said corporation and that this Lease is binding upon said corporation.

All other terms and conditions of the Lease will remain in full force and effect except as modified by this Addendum.

IN WITNESS WHEREOF, this Agreement is hereby executed on this 2nd day of JUNE, 1994.


Witness:                                LANDLORD:  ESKO PROPERTIES, INC.


/s/ MELISSA S. LOESCHEN                 /s/ KEVIN COFFEY
-----------------------------------     -------------------------------------
                                        By:  Kevin Coffey, Its Vice President

/s/ LESLIE A. MOSS
-----------------------------------


Witness:                                TENANT:  AMERICAN COLLOID COMPANY,
                                        A DELAWARE CORPORATION

/s/ MIA FALEN                           /s/ PAUL G. SHELTON
-----------------------------------     -------------------------------------
                                        By:  Paul G. Shelton
                                        ITS: Senior Vice President
-----------------------------------


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